                                  Exhibit 99.1


FOR IMMEDIATE RELEASE                                CONTACT: GERALD T. MULLIGAN
                                                              President & CEO
                                                              (978) 725-7555

      LSB CORPORATION ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS AND
                               QUARTERLY DIVIDEND

NORTH ANDOVER, MA, -- (MARKET WIRE) - July 27, 2006 - LSB Corporation, (the "Corporation" or the "Company") (NASDAQ-LSBX), today announced a second quarter 2006 net loss of $1.9 million, or $0.42 per diluted share, as compared to net income of $758,000, or $0.17 per diluted share, for the second quarter of 2005. In the first six months of 2006 the net loss was $1.7 million, or $0.37 per diluted share, versus net income of $1.6 million, or $0.36 per diluted share, in the first six months of 2005. The largest factor in both the quarter and the year to date results was the previously announced balance sheet restructuring whereby $80 million of investments were sold at a pre-tax loss of $2.4 million (after-tax charge of $1.6 million, or $0.35 per diluted share). Other costs incurred in the second quarter of 2006 were related to the name change of the Company's subsidiary bank to River Bank and former employee severance payments; the combination of which totaled approximately $800,000 on a pre-tax basis (after-tax charge of $525,000, or $0.11 per diluted share).

The Company believes that the most significant challenge in the current interest rate environment is to increase net interest income while also maintaining competitive deposit interest rates The Company continued to experience compression of its net interest margin from 2.70% in the first six months of 2005 to 2.57% in the same period of 2006, for a decline of 13 basis points. Although the Company expects the balance sheet restructuring to have a positive impact on its net interest margin in the long-term, much of the restructuring was not completed until late in the quarter and thus, its effect on the margin during the quarter ended June 30, 2006 was minimal. In addition, a change in the timing of the FHLBB (Federal Home Loan Bank of Boston) dividend resulted in no dividend income on that investment this quarter. The Company expects, however, that even taking into account the full impact of the balance sheet restructuring and a normalized FHLBB dividend, deposit and borrowing interest rate increases will continue to exert downward pressure on its net interest margin.

President Gerald T. Mulligan stated, "I believe that many of the one time charges incurred this quarter will provide us with an improved competitive posture and leave us better positioned for any interest rate increases. We are pleased by the local reception of our name change and are optimistic that our new name, enhanced marketing, and improved product pricing will lead to continuing deposit and loan growth. Our increases in all loan categories this quarter are encouraging."

Total loans increased $13.4 million from December 31, 2005 to $248.0 million as of June 30, 2006. The increase was in all loan categories and total loans exceeded total investments for the first time since December 2002. As of June 30, 2006, non-performing loans equaled 0.04% of total loans while the allowance for loan losses as a proportion of total loans equaled 1.69%.

Total assets decreased $5.9 million from December 31, 2005 to $515.9 million as of June 30, 2006. The decrease reflected the balance sheet restructuring whereby a portion of the investment proceeds were used to reduce the Company's reliance on borrowed funds.

Total deposits increased $1.8 million from December 31, 2005 and totaled $304.9 million as of June 30, 2006. Total borrowed funds decreased during the first six months of 2006 by $2.5 million or 1.6% and totaled $150.9 million as of June 30, 2006.

The Company also announced a quarterly dividend of $0.14 to be paid on August 24, 2006 to shareholders of record as of August 10, 2006. This dividend represents a 3.21% annualized dividend yield based on the closing stock price of $17.44 on June 30, 2006.

Press releases and SEC filings can be viewed on the internet at our website www.RiverBk.com/press-main.html or www.RiverBk.com/stockholder-info.html, respectively.

LSB Corporation is a Massachusetts corporation that conducts all of its operations through its subsidiary, River Bank (the "Bank"). River Bank is the new name of the former Lawrence Savings Bank, a Massachusetts-chartered savings bank organized in 1868, which changed its name effective June 26, 2006. The Bank offers a range of commercial and consumer loan and deposit products and is headquartered at 30 Massachusetts Avenue, North Andover, Massachusetts, approximately 25 miles north of Boston. River Bank operates 5 full service banking offices in Massachusetts in Andover, Lawrence, Methuen (2) and North Andover and 1 full service banking office in Salem, New Hampshire.

The reader is cautioned that this press release may contain certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are expressions of management's expectations as of the date of this press release regarding future events or trends and which do not relate to historical matters. Such expectations may or may not be realized, depending on a number of variable factors, including but not limited to, changes in interest rates, general economic conditions, regulatory considerations and competition. For more information about these factors, please see our recent Annual Report on Form 10-K on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". As a result of such risk factors and uncertainties, the Company's actual results may differ materially from such forward-looking statements. The Company does not undertake and specifically disclaims any obligation to publicly release updates or revisions to any such forward-looking statements as a result of new information, future events or otherwise.



                                 LSB CORPORATION
                              SELECT FINANCIAL DATA
                                   (unaudited)




                                                    Three months ended                      Six months ended
-----------------------------------------------------------------------------------------------------------------------
 (At or for the periods ending)          June 30, 2006           June 30, 2005         June 30, 2006      June 30, 2005
-----------------------------------------------------------------------------------------------------------------------


Performance ratios (annualized):
Return on average assets                        (1.44%)                  0.55%                (0.64%)             0.60%
Return on average stockholders equity          (13.72%)                  5.24%                (5.82%)             5.63%
Net interest margin                              2.54%                   2.62%                 2.57%              2.70%
Interest rate spread                             2.16%                   2.32%                 2.19%              2.41%

Dividends paid per share during period       $    0.14                $   0.14             $    0.28            $  0.28




-----------------------------------------------------------------------------------------------------------------------
(At)                                                             June 30, 2006     December 31, 2005      June 30, 2005
-----------------------------------------------------------------------------------------------------------------------


CAPITAL RATIO:
Stockholders equity to total assets                                     10.50%                11.48%             10.76%
Leverage ratio                                                          10.70%                11.34%             10.50%

RISK BASED CAPITAL RATIO:
Tier one                                                                17.46%                19.09%             18.24%
Total risk based                                                        18.71%                20.34%             19.49%

ASSET QUALITY:
Allowance for loan losses as a percent of total loans                    1.69%                 1.76%              1.73%
Non-performing loans as a percent of total loans                         0.04%                 0.01%              0.01%

PER SHARE DATA:
Book value per share                                              $      11.91        $        13.42        $     13.20
Tangible book value per share
(excludes accumulated other comp. loss)                                  12.89                 13.58              13.30
Market value per share                                                   17.44                 17.35              16.20


                                 LSB CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)
                                   (unaudited)



(At)                                                         June 30, 2006         December 31, 2005         June 30, 2005
--------------------------------------------------------------------------------------------------------------------------

Retail loans                                                     $  78,046         $          73,539        $       72,113
Corporate loans                                                    169,957                   161,072               166,784
--------------------------------------------------------------------------------------------------------------------------
       Total loans                                                 248,003                   234,611               238,897
--------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses                                           (4,184)                   (4,126)               (4,135)
--------------------------------------------------------------------------------------------------------------------------
Investments available for sale                                     232,305                    46,363                49,739
Investments held to maturity                                           --                    213,683               229,146
FHLB stock                                                           9,359                    10,097                10,097
--------------------------------------------------------------------------------------------------------------------------
       Total investments                                           241,664                   270,143               288,982
Federal funds sold                                                   7,559                       198                 1,370
Other assets                                                        22,843                    20,974                20,349
--------------------------------------------------------------------------------------------------------------------------
Total assets                                                $      515,885         $         521,800        $      545,463
==========================================================================================================================
Deposits                                                    $      304,882         $         303,087        $      307,142
Borrowed funds                                                     150,856                   153,380               175,821
Other liabilities                                                    5,964                     5,411                 3,814
--------------------------------------------------------------------------------------------------------------------------
       Total liabilities                                           461,702                   461,878               486,777
--------------------------------------------------------------------------------------------------------------------------
Common stock                                                           455                       446                   466
Additional paid-in capital                                          60,807                    59,856                59,651
Retained earnings (loss)                                            (2,620)                      326                  (987)
Accumulated other comprehensive loss                                (4,459)                     (706)                 (444)
--------------------------------------------------------------------------------------------------------------------------
       Total stockholders' equity                                   54,183                    59,922                58,686
--------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                  $      515,885         $         521,800        $      545,463
==========================================================================================================================


                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (unaudited)


                                                    Three months ended                         Six months ended
--------------------------------------------------------------------------------------------------------------------------
(For the period ended)                    June 30, 2006         June 30, 2005          June 30, 2006         June 30, 2005
--------------------------------------------------------------------------------------------------------------------------
Interest income                           $       7,047        $        6,495        $         13,583       $       12,604
Interest expense                                  3,744                 2,964                   6,985                5,519
--------------------------------------------------------------------------------------------------------------------------
Net interest income                               3,303                 3,531                   6,598                7,085
Provision for loan losses                            30                    --                      30                   --
--------------------------------------------------------------------------------------------------------------------------
Net interest income after provision
 for loan losses                                  3,273                 3,531                   6,568                7,085
Loss on sale of investments                      (2,417)                   --                  (2,417)                  --
Other non-interest income                           343                   387                     673                  752
Salary & employee expense                         1,936                 1,608                   4,004                3,184
Other non-interest expense                        2,213                 1,152                   3,369                2,157
--------------------------------------------------------------------------------------------------------------------------
       Total non-interest expense                 4,149                 2,760                   7,373                5,341
Net income (loss) before income taxes            (2,950)                1,158                  (2,549)               2,496
Income tax expense (benefit)                     (1,008)                  400                    (867)                 879
--------------------------------------------------------------------------------------------------------------------------
Net income (loss)                         $      (1,942)       $          758        $         (1,682)      $        1,617
==========================================================================================================================

Basic earnings per share                  $       (0.43)       $         0.17        $          (0.37)      $         0.37
Diluted earnings per share                $       (0.42)       $         0.17        $          (0.37)      $         0.36

End of period shares outstanding              4,548,867             4,445,314               4,548,867            4,445,314

Average shares outstanding:
Basic                                         4,539,834             4,423,467               4,518,045            4,394,673
Diluted                                       4,590,283             4,505,478               4,573,004            4,519,115
